Exhibit 10.1

AMENDMENT NO. 2 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of November 27, 2023, by and between Target Global Acquisition I Corp., a Cayman Island exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”), and amends that certain Investment Management Trust Agreement, dated as of December 8, 2021 (as initially amended on June 6, 2023, the “Trust Agreement”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Trust Agreement.

WHEREAS, following the closing of the Company’s initial public offering (the “IPO”) of 21,489,658 units (the “Units”) on December 9, 2021, the concurrent sale to Target Global Sponsor Ltd. (the “Sponsor”) of an aggregate of 6,666,667 private placement warrants (the “Private Placement Warrants”) in connection with the IPO, the subsequent sale of an additional 1,489,658 Units in connection with the underwriters’ exercise of their over-allotment option on December 29, 2021 and the concurrent sale of an additional 397,242 additional Private Placement Warrants to the Sponsor (together, the “Offering”), as of December 29, 2021, a total of $219,194,512 of the net proceeds from the Offering and the sale of the Private Placement Warrants was placed in the segregated Trust Account located in the United States for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering;

WHEREAS, the parties desire to amend the Trust Agreement to, among other things, reflect the second amendment to the Trust Agreement contemplated by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Amendment to Trust Agreement

(a)       Effective as of the execution hereof, Section 1(c) of the Trust Agreement is hereby amended and restated to read in its entirety as follows:

“(c) In a timely manner, upon the written instruction of the Company, (i) hold the Property uninvested, (ii) hold the Property in an interest-bearing bank demand deposit account, or (iii) invest and reinvest the Property solely in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.”

2.       Miscellaneous Provisions.

(a)       Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

(b)       Governing Law; Jurisdiction. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(c)       Counterpart. This Amendment may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)       Other. The provisions of Sections 6(e), 6(g) and 6(i) of the Trust Agreement shall apply mutatis mutandis to this Amendment, as if set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf

Name:	Francis Wolf

Title:	Vice President

TARGET GLOBAL ACQUISITION I CORP.

By:	/s/ Heiko Dimmerling

Name:	Heiko Dimmerling

Title:	Director, CFO